                                                                     Exhibit 2.1
                             PLAN OF REORGANIZATION
                             ----------------------
                                      AND
                                      ---
                              AGREEMENT OF MERGER
                              -------------------


          THIS PLAN OF REORGANIZATION AND AGREEMENT OF MERGER ("Agreement") is made and entered into this 14th day of December, 2000, between Bank of the Sierra, a California state chartered banking corporation (the "Bank"), Sierra Merger Corporation, a Delaware corporation (the "Subsidiary") and Sierra Bancorp, a California corporation (the "Holding Company").

                                R E C I T A L S:
                                ----------------

     A. The Bank is a banking corporation duly organized and validly existing and doing business in good standing under the laws of the State of California, and has its principal office in Porterville, California and has authorized capital stock of 24,000,000 shares of common stock, without par value ("Bank Stock"), of which, as of the date hereof, there are 9,212,280 shares issued and outstanding; and

     B. The Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has authorized capital of 1,000 shares of no par value common stock of which, as of the date hereof, there are 100 shares issued and outstanding ("Subsidiary Stock"), all of which are owned by the Holding Company; and

     C. The Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has authorized capital of 24,000,000 shares, without par value ("Holding Company Stock"), of which, as of the date hereof, there are 100 shares issued and outstanding, all of which are owned by James C. Holly; and

     D. At least a majority of the entire Board of Directors of the Bank, the Holding Company and the Subsidiary, respectively, have approved this Agreement and authorized its execution;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of the merger of the Subsidiary with and into the Bank, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------
                                TERMS OF MERGER
                                ---------------

     1.1  Merger.  On the Effective Date, as defined in Section 3.1, the
          ------
Subsidiary shall be merged with and into the Bank ("Merger"), with the Bank being the surviving corporation (the "Surviving Corporation") and a subsidiary of the Holding Company. The Surviving Corporation's name shall continue to be "Bank of the Sierra."

     1.2  Articles, Bylaws and Certificate of Authority.  The Articles of
          ---------------------------------------------
Incorporation of the Bank as in effect immediately prior to the Effective Date shall, at and after the Effective Date, continue to be the Articles of Incorporation of the Surviving Corporation, without change or amendment; the Bylaws of the Bank as in effect immediately prior to the Effective Date shall, at and after the Effective Date, continue to be the Bylaws of the Surviving Corporation, without change or amendment; the Certificate of Authority of Bank of the Sierra issued by the Department of Financial Institutions of the State of California shall be and remain the Certificate of Authority of the Surviving Corporation, and the Bank's insurance of accounts coverage by the Federal Deposit Insurance Corporation shall be and remain the insurance of accounts coverage of the Surviving Corporation.

     1.3  Officers and Directors.  On and after the Effective Date, the
          ----------------------
directors and officers of the Bank immediately prior to the Effective Date shall continue to be the directors and officers of the Surviving Corporation. The directors of the Surviving Corporation shall serve until the next annual meeting of shareholders of the Surviving Corporation and until such time as their successors are elected and have qualified.

     1.4  Rights and Privileges.  On and after the Effective Date, all the
          ---------------------
rights, privileges, powers, franchises, facilities and immunities, as well as all the properties, real, personal and mixed, tangible and intangible, of the Bank shall continue unaffected and unimpaired by the Merger. On and after the Effective Date, the Surviving Corporation shall without further transfer, possess all of the rights, privileges, powers, franchises, facilities, and immunities, as well as all the properties, real, personal and mixed, tangible and intangible, of the Subsidiary.

     1.5  Assumption of Liabilities.  On and after the Effective Date, the
          -------------------------
Surviving Corporation shall succeed to and be liable for all debts, liabilities and other obligations, known or unknown, contingent or otherwise, of the Subsidiary, of any nature whatsoever, existing on the Effective Date or attributable to the operations of the Subsidiary as though the Surviving Corporation had incurred them.

     1.6  Further Cooperation.  If at any time after the Effective Date any
          -------------------
further conveyance, assignment or other documents, or any further action is necessary or desirable to further effectuate the transactions set forth herein or contemplated hereby, the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

                                   ARTICLE 2
                                   ---------
                                 CAPITAL STOCK
                                 -------------

     2.1  Stock of the Subsidiary.  On the Effective Date, each share of
          -----------------------
Subsidiary Stock issued and outstanding immediately prior to the Effective Date shall be converted into one share of Bank Stock.

     2.2  Stock of the Bank.  On the Effective Date, each share of Bank Stock
          -----------------
issued and outstanding immediately prior to the Effective Date shall be converted into and exchanged for one share of Holding Company Stock.

     2.3  Exchange of Holding Company Stock for Bank Stock.  On the Effective
          ------------------------------------------------
Date, each Bank shareholder of record at that date shall be entitled to receive one share of Holding Company Stock for each share of Bank Stock held on that date. The Holding Company shall issue that number of shares which shareholders are entitled to receive. On and after the Effective Date, certificates representing the issued and outstanding Bank Stock immediately prior to the Effective Date shall thereafter represent shares of the Holding Company Stock, and such certificates may be exchanged by the holders thereof, after the Effective Date, for new certificates for the appropriate number of shares bearing the name of the Holding Company.

     2.4  Repurchase of Holding Company Stock.  Immediately following the
          -----------------------------------
effectiveness of the Merger, each of the 100 shares of the Holding Company Stock issued and outstanding and owned by James C. Holly immediately prior to the Effective Date shall be repurchased by the Holding Company for $1.00 per share.

     2.5  Rights to Stock Options. On and after the Effective Date, all
          -----------------------
outstanding options to purchase shares of Bank Stock granted pursuant to the Bank's Stock Option Plan(s) shall be assumed by and shall be deemed options to purchase shares of Holding Company Stock on the same terms and conditions, subject to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and for the same number of shares as have been agreed upon and set forth in the Bank's Stock Option Plan(s) and stock option agreements entered into pursuant thereto.

     2.6  Employee Benefit Plans.  On and after the Effective Date, each
          ----------------------
share of Bank Stock held in trust or otherwise in connection with any and all of the Bank's employee benefit plans, shall be converted into one share of Holding Company Stock. Such plans shall be subject to the same terms and conditions as existed prior to the Effective Date, subject to the requirements of the Securities Act.

                                   ARTICLE 3
                                   ---------
                                 EFFECTIVE DATE
                                 --------------

     3.1  Effective Date.  The Effective Date of the Merger shall be the date of
          --------------
filing, in the Office of the Secretary of State of California, of an executed copy of an Agreement of Merger which sets forth the terms of this Plan of Reorganization and Agreement of Merger, and includes all requisite accompanying certificates, in accordance with Section 1103 of the California Corporations Code, or such later date as may be indicated in the Agreement of Merger. The date of such filing or later indicated date shall be the "Effective Date" of the Merger.


                                   ARTICLE 4
                                   ---------
                                   APPROVALS
                                   ---------

     4.1  Shareholder Approvals.  This Agreement shall be submitted to the
          ---------------------
shareholders of the Bank, the Subsidiary and the Holding Company for approval and ratification, as provided by the applicable laws of the State of California and other applicable law.

     4.2  Regulatory Approvals.  The parties hereto agree that each shall
          --------------------
proceed to and cooperate fully to obtain the regulatory approvals and consents and to satisfy the requirements prescribed by applicable law and/or regulation or which are otherwise necessary or desirable in connection with the completion of the Merger as outlined herein. Such regulatory approvals, consents and requirements shall include, but shall not be limited to, the approvals and consents set forth in Article 5 herein.

                                   ARTICLE 5
                                   ---------
                              CONDITIONS PRECEDENT
                              --------------------

     5.1  The Merger is subject to and conditioned upon the following:

          5.1.1  Shareholder Approvals.  Approval and ratification of this
                 ---------------------
Agreement by the holders of a majority of the outstanding shares of the Bank, the Subsidiary and the Holding Company as required by applicable law.

          5.1.2  Regulatory Approvals.  Receipt of all other approvals and
                 --------------------
consents, and satisfaction of all other requirements as are prescribed by applicable law in connection with the Merger including, but not limited to, approval of the Federal Deposit Insurance Corporation, non-disapproval by the Board of Governors of the Federal Reserve System and approval of the California Department of Financial Institutions.

          5.1.3  Performance of Obligations.  Performance by each party hereto
                 --------------------------
of all its obligations under this Agreement.


                                   ARTICLE 6
                                   ---------
                                  TERMINATION
                                  -----------

     6.1  Termination.  The Agreement may be terminated at any time upon the
          -----------
occurrence of any of the following events:

          6.1.1 If any of the conditions set forth in Article 5 is not fulfilled within a reasonable period of time, such reasonable period of time to be determined by a majority of the Board of Directors of any of the parties, in their sole and absolute discretion; or

          6.1.2 If any action, suit, proceeding or claim has been instituted, made or threatened, relating to the proposed Merger which makes consummation of the Merger inadvisable in the opinion of a majority of the Board of Directors of any of the parties; or

          6.1.3 If for any reason consummation of the Merger is inadvisable in the opinion of a majority of the Board of Directors of any of the parties.

     6.2  Effect of Termination.  Upon termination, this Agreement shall be void
          ---------------------
and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of the parties hereto or their respective directors, officers, employees, agents or shareholders.

                                   ARTICLE 7
                                   ---------
                                   EXPENSES
                                   --------

     7.1  Expenses of the Merger.  All of the expenses of the Merger, including
          ----------------------
filing fees, printing and mailing costs, and accountants' fees and legal fees, shall be borne by the Surviving Corporation. In the event that the Merger is abandoned or terminated for any reason, all expenses shall be borne by the Bank.

                                   ARTICLE 8
                                   ---------
                         AMENDMENT, MODIFICATION, ETC.
                         -----------------------------

     8.1  Amendment, Modification, Etc.  The Bank, the Subsidiary and the
          -----------------------------
Holding Company, by mutual consent of their respective Boards of Directors, to the extent permitted by law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by shareholders of the Bank, the Subsidiary and the Holding Company; provided, however, that no such amendment, modification or supplement shall change any principal term hereof or the number or kind of shares to be issued by the Holding Company in exchange for each share of the Bank, except by the affirmative action of such shareholders as required by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                         BANK OF THE SIERRA


                                         By: /s/ James C. Holly
                                            -------------------
                                            James C. Holly, President
                                            and Chief Executive Officer


                                         By:/s/ Robert H. Tienken
                                            ---------------------
                                            Robert H. Tienken, Secretary



                                         SIERRA MERGER CORPORATION

                                         By:/s/ James C. Holly
                                            ------------------
                                            James C. Holly, President and
                                            Secretary

                                         SIERRA BANCORP


                                          By:/s/ James C. Holly
                                            ------------------
                                            James C. Holly, President
                                            and Chief Executive Officer


                                         By:/s/ Robert H. Tienken
                                            ---------------------
                                            Robert H. Tienken, Secretary